UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2023

ENDONOVO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55453	45-2552528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 Canoga Avenue, 15th Floor

Woodland Hills, CA 91367

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code: (800) 489-4774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2023, the Company entered into a definitive Asset Purchase Agreement with SofPulse, Inc., a Delaware corporation ("SPI"), to acquire the SofPulse® Assets which represents the technology, both patented and proprietary, inventories and contract rights relating to the Company's SofPulse® Electroceutical® device as it relates to medical use. The Company has retained rights to the non-medical applications of SofPulse® and will continue the development of its tele-health business. The purchase price under the Asset Purchase Agreement shall be no less then $50 Million and shall be fixed to equal the amount of a third party evaluation of the SofPulse® Assets which will be completed before the closing under the Asset Purchase Agreement. $50 Million of the purchase price for the SofPulse® Assets will be paid by the issuance of SPI stock to the Company tentatively valued at $5 a share but to be adjusted to be equal to the per share price in SPI's IPO (which may or may not ever occur) and the balance to be in the form of cash or note. The Closing under the Asset Purchase Agreement is subject to shareholder approval by the Company and other conditions.The foregoing is only a summary of the Asset Purchase Agreement and the reader is referred to the agreement, which is an exhibit to this report for its full terms and conditions.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements

None

(b)	Exhibits

10.1	Asset Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2023

ENDONOVO THERAPEUTICS, INC.

By:	/s/ Alan Collier
Alan Collier
Chief Executive Officer